Exhibit 10.3

RIPPEr Corporate License Agreement

               Rapid Integration Parsing Protocol Engine (RIPPEr)
                      Corporate Software License Agreement
                              and Limited Warranty

The Licensed Software and its accompanying Documentation (as hereinafter defined) are protected by the copyright laws of the United States and international copyright treaties. In addition, the possession and use of the Licensed Software and its Documentation are subject to the restrictions contained in this License.

This Agreement is made effective as of February 7, 2002, by and between LexSys Software Corp., a Florida Corporation, of 6801 Lake Worth Road, Suite i2 1, Lake Worth, FL 33467, and PARIS Health Services, Ltd., a Florida Limited Partnership, of 1475 W. Cypress Creek Rd. Suite 204, Fort Lauderdale, FL 33309.

In this Agreement, the party who is licensing the Licensed Product (granting rights) is LexSys Software Corp., and shall be referred to as the "Licensor." The party who is receiving the license (receiving rights) is Paris Health Services, Ltd., and shall be referred to as the "Licensee",

GENERAL TERMS
-------------

         LICENSED SOFTWARE
         The Source Code, and Object Code that are created by or on behalf of Licensor, and that are licensed by Licensor to Licensee subject to the terms and conditions of this Agreement.' The Licensed Software includes, for example, the RIPPEr, strRIPPEr, and ECM Host tools. SOURCE CODE
         The programming statements created by a programmer using an editor or other tool, which statements can be easily read by a human. Source Code is generally written using high-level programming languages. OBJECT CODE The sequence of computer instructions that causes a microprocessor to take action. Such instructions can be interpreted by a human, but typically only with great difficulty. Object Code is usually generated by passing the Source Code through a compiler (which converts high level programming statements into low level machine instructions). Documentation
         Information set down for the purpose of interpreting and understanding the nature and use of the Licensed Software. Documentation may include user manuals, graphs, charts, diagrams, and written documents whether stored electronically, on paper, or otherwise.
         LICENSED PRODUCT
         The Licensed Software, the technology and other proprietary information that is incorporated into the Licensed Software, and all related Documentation. The Licensed Product includes, for example, the VAN Architecture, as well as the RIPPEr, strRIPPEr, and ECM Host tools. NETWORK
         A collection of computers and associated devices that can share data via one or more communication links.
         RIPPER
         The RIPPEr Engine (Rapid Integration Parsing Protocol Engine). This tool provides the capability to quickly extract arbitrary sections of a text stream (i.e.: a text file) and simultaneously perform several kinds of network communications functions.
         STRRIPPER
         The strRIPPEr Engine (String RIPPEr). This tool provides the capability to quickly extract arbitrary


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         sections of a text stream (i.e.: a text file, or binary memory string).
         The strRIPPEr shares much code in common with the RIPPEr, but the RIPPEr includes additional code to perform additional functions (including, e.g., networking communication functions).
         ECM HOST
         The ECM Host (Electronic Commerce Master Host). This tool serves to connect and automate business applications by providing gateway translation and transmission services over various types of network pipelines and protocols including ODBC, VISA, TEXT, PPP, TCP/IP-SOCKETS, SNA, X25, RS232 and many others.
         VAN
         (Value Added Network). This is a combination of software and hardware, that Licensor will develop for the benefit of Licensee, and that creates exchange and communication services between two or more systems while performing value added functions. Licensor shall create the VAN for the benefit of Licensee using Licensor's proprietary tools (which include, for example, the VAN Architecture as well as the RIPPEr, strRIPPEr, and ECM Host tools). The VAN, however, will not include Licensor's proprietary tools that were used to create the VAN. By way of example, the VAN will link healthcare providers (such as hospitals) with managed care insurance carriers (such as insurers) to share information regarding services, utilization management, and prior authorization tracking.
         VAN ARCHITECTURE
         Designs, methodologies, techniques, and algorithms used by the VAN in performing communications, data mapping, format translation, and message routing functions for non-specific kinds of electronic data. FIELD OF USE Any and all types of electronic or computer generated communications between medical facilities such as hospitals and clinics with insurers, medical facilities with doctors and insurers, and doctors with medical facilities and/or insurers, and all other electronic or computer generated communications between insurers and medical service providers.

THE SOFTWARE PRODUCT LICENSE

          1. GRANT OF LICENSE.
All rights listed herein, granted by Licensor to Licensee, are transferable as indicated below and shall be deemed exclusive only as it relates to utilization of Licensor's (RIPPEr) technology, Licensor's (strRIPPEr) technology, Licensor's (ECM Host) technology and Licensor's VAN Architecture, (all considered to be part of the Licensed Product). Licensor reserves any and all rights not expressly granted to Licensee. Licensor agrees that for the duration of this Agreement, Licensee shall own the exclusive, worldwide right to use the Licensed Product in the Field of Use and further that for the duration of this Agreement, Licensor shall have no right to utilize the Licensed Product in the Field of Use.
This License grants Licensee rights as follows:
                  A)       SOFTWARE
                  Licensor grants Licensee the following rights:

                  I. The right to compile and debug the Licensed Software, alone or in combination with Licensee's own software, for the purpose of problem determination within the Field of Use.
                  II. The right to add to, delete from, re-build, and otherwise modify or adapt the Licensed Product within the Field of Use.
                  III. The right to use the Licensed Product, but only within the Field of Use and only during the term of this Agreement.
                  IV. The right to transfer all rights and obligations under this License Agreement in the event of a sale of substantially all of the assets of Licensee that relate to the use of the Licensed Product.
                  V. Licensee shall be expressly restricted from making or distributing any copies of the Licensed Product, in whole or in part, to any third party or from


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                  granting any rights under this License, to any third party, except as provided in Section 1(A)(IV) above.

B)   NETWORK STORAAE/SERVICES Licensor grants Licensee the following rights:

         I. The right to store the Licensed Software and the Documentation on a Network.
         11. The right to access the Licensed Software and the Documentation over a Network of unlimited size, provided that
                  (1) Licensee controls access to each and every computing device on the Network and Licensee limits such access to employees; or (2) any computing device that is connected to the Network, and access to which is not controlled by Licensee, cannot provide access to the Licensed Software or to the Documentation.

         C)       RENTAL/SUBLETTINA/SUBLICENSINA
         I. Licensee is expressly restricted from renting, subletting, leasing the use of, or control over either the Licensed Software or the Documentation.
         II. Licensee is expressly restricted from permitting a third party to use, view, or otherwise access the Licensed Product at any time without obtaining prior written consent from Licensor.
         III. Licensee may sublicense its rights under this agreement with the written consent of the Licensor, which consent will not be unreasonably withheld.

         D)       PAYMENT
         Licensee has paid to Licensor and Licensor has accepted from Licensee, in consideration of entering this Agreement, a Limited Partner interest in Licensee as set forth by the Agreement of Limited Partnership between Licensor and Licensee.

         E)       OWNERSHIP BY LICENSEE
         Licensor agrees that Licensee owns, and Licensor hereby assigns to Licensee, all copyrights in the VAN software and all rights in the VAN hardware as developed for Licensee for the utilization as set forth in the Field of Use. Licensor also agrees that Licensee owns all copyrights in any improvement and/or modification in the Licensed Product that Licensee solely authors or otherwise solely creates. The parties agree that each party shall have the right to utilize any improvement and/or modification that Licensee and Licensor jointly author or otherwise jointly create. Notwithstanding the foregoing, any customization of a licensed technology by Licensee shall not provide Licensee with any rights of ownership in the underlying property of Licensor.

         F)       OWNERSHIP BY LICENSOR
         Licensee acknowledges and agrees that all right, title and interest in and to the Licensed Product, and any copies of the Licensed Product (including but not limited to any rights in images, test-data, and Source Code incorporated into the Licensed Product), are owned exclusively by Licensor. Nothing herein shall be construed to convey any ownership rights from Licensor to Licensee.

         G)       INFRINGEMENT BY THIRD PARTY
         Licensee shall promptly notify Licensor and fully assist Licensor in prosecution of any copyright infringements of the software as applied to the Field of Use. If Licensor does not take legal


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         action against the infringer within 90 days, Licensor authorizes
         Licensee to take such action, as Licensee deems appropriate with respect to such infringement including legal action. Licensor shall fully assist Licensee in the prosecution by Licensee of any copyright infringement of the Licensed Product.

2.       UPGRADES
         Licensee understands that Licensor will continue to market and develop the Licensed Product independently for purposes not specifically described in the Field of Use. Furthermore, any improvements on the Licensed Product provided to Licensee by Licensor for purposes not specifically described in the Field of Use may be adapted and incorporated into Licensor' s version for resale at a future date without prior consent from Licensee.

3.       CONFIDENTIALITY.
         Licensee recognizes that the Licensed Product is a valuable, special and unique asset of Licensor and that disclosure of proprietary techniques, trade secrets and other technical information regarding the Licensed Product would represent material damage to Licensor. As such, Licensee agrees to protect all technical correspondence and materials related to the Licensed Product as confidential and secret, and will not at any time or in any manner, either directly or indirectly, divulge, disclose, or communicate in any manner any information to any third party without the prior written consent of Licensor, which consent shall not be unreasonably withheld. A violation of this paragraph shall be a material violation of this Agreement. This paragraph shall remain in effect even after termination of this Agreement until the latter of: i) the date upon which Licensee returns to Licensor, or destroys, all remaining copies of the Licensed Software, the Documentation, and all technical correspondence and materials describing any content of the Licensed Software; and ii) that date which is three and one-half years subsequent to the date of termination.

RIPPEr Corporate License Agreement

4.       PRODUCT SUPPORT.
         Except as stipulated in the Limited Warranty, all technical services related to the support of this product will be provided by Licensor to Licensee as the parties may agree in a separate document. Notwithstanding the foregoing, nothing herein shall create any implied obligation on Licensor to perpetually maintain the Licensed Product.

5.       WARRANTIES
         A)       MEDIA
                  Licensor warrants the original physical media of the Licensed Product against physical defects for a period of 90 days from delivery. Licensee's sole remedy for defective media is replacement.

          B)      SOFTWARE
                  Licensor warrants that it owns the Licensed Software and Documentation and has the right to license it to Licensee under the terms of this agreement. In the event a third party shall claim a copyright infringement by the Licensed Product, Licensor will defend, indemnify and hold harmless the Licensee against any claim of copyright infringement by the Licensed Software, except where the infringement is the direct result of actions of Licensee, its employees and/or its agents. Licensor also warrants that as of the date of this Agreement, and except as expressly identified herein, Licensor has no knowledge of any arbitration, investigation, governmental,

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         administrative, court, or other proceedings that would limit Licensor's ability to perform under the License. Licensor warrants that if the Licensed Software fails to conform substantially to the specifications in the Documentation accompanying the Licensed Software and if the nonconformity is reported in writing by Licensee to Licensor within 30 days from the effective date of this Agreement, Licensor will either remedy the nonconformity, or offer to refund any license fees paid by Licensee upon return of all copies of the Licensed Software and Documentation to Licensor. THE LICENSED SOFTWARE IS NOT DESIGNED, MANUFACTURED OR INTENDED FOR USE WITH ON-LINE CONTROL EQUIPMENT IN HAZARDOUS ENVIRONMENTS REQUIRING FAIL-SAFE PERFORMANCE (INCLUDING BUT NOT LIMITED TO EMERGENCY LIFE-SUPPORT SYSTEMS, HIGH SPEED TRAFFIC CONTROLLERS, OR NUCLEAR POWER PLANTS), IN WHICH FAILURE OF THE SOFTWARE COULD LEAD DIRECTLY TO DEATH, PERSONAL INJURY, OR SEVERE PHYSICAL OR ENVIRONMENTAL DAMAGE. THE LICENSED SOFTWARE IS ONLY COMPATIBLE WITH MICROSOFT WIRQOWS-95, WINDOWS-98, WNDOWS-NT, OR WNDOWS-2000 OPERATING SYSTEMS AND IS NOT WARRANTED FOR OTHER SYSTEMS.

C)       DISCLAIMER
         EXCEPT AS OTHERWISE RESTRICTED BY LAW, LICENSOR MAKES NO WARRANTY, REPRESENTATION OR PROMISE OF ANY KIND NOT EXPRESSLY SET FORTH IN THIS AGREEMENT. LICENSOR DISCLAIMS AND EXCLUDES ANY AND ALL IMPLIED WARRANTIES (INCLUDING WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE). LICENSOR DOES NOT WARRANT THAT THE LICENSED SOFTWARE AND DOCUMENTATION ARE WITHOUT DEFECT OR ERROR OR THAT THE OPERATION OF THE SOFTWARE WILL BE UNINTERRUPTED.

D)       LIMITATION OF LIABILITY/DAMAGES AND INDEMNIFICATION
         EXCEPT AS OTHERWISE RESTRICTED BY LAW, LICENSORS AGGREGATE LIABILITY ARISING FROM OR RELATING TO LICENSEE'S USE OF THE LICENSED SOFTWARE, ASSOCIATED DOCUMENTATION OR ANY SERVICES PROVIDED BY LICENSOR AND/OR ITS AGENTS IS LIMITED TO THE TOTAL OF ALL PAYMENTS MADE BY OR FOR LICENSEE FOR THE SOFTWARE AND DOCUMENTATION. LICENSEE AGREES TO INDEMNIFY AND HOLD HARMLESS LICENSOR FROM ALL CLAIMS, LIABILITY, LOSSES, EXPENSES, FEES INCLUDING ATTORNEY FEES, COSTS, AND JUDGMENTS THAT MAY BE ASSERTED AGAINST LICENSEE THAT RESULT FROM THE USE OF THE LICENSED SOFTWARE AND DOCUMENTATION. LICENSOR SHALL NOT UNDER ANY CIRCUMSTANCES BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, INDIRECT, PUNITIVE, OR ANY DAMAGES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, COSTS OF RE-CREATING LOST DATA, COST OF SUBSTITUTE EQUIPMENT OR SOFTWARE) ARISING OUT OF THE USE OR INABILITY TO USE THE SOFTWARE OR DOCUMENTATION EVEN IF LICENSOR HAS BEEN NOTIFIED OF THE POSSIBILITY OF A FAILURE.

E) Licensee's Warranty to Commercialize Licensee warrants and represents that it shall use best efforts to commercialize the


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         Licensed Product within the Field of Use.

6.       TERMINATION
         This License is effective as stipulated in page 1, paragraph 2 of this Agreement, is perpetual and will remain in force unless terminated earlier, in accordance with the terms of this Agreement. Licensee may terminate this Agreement at any time by destroying the Licensed Software and Documentation, together with all copies and adaptations. This License shall also automatically terminate if Licensee is in breach of any of the terms or conditions. Licensee agrees to destroy the original and all adaptations or copies of the Licensed Software and Documentation upon termination of this License. Failure of Licensee to abide by provisions of the Agreement of Limited Partnership (which is being entered simultaneously herewith) shall be cause for Termination of this License.

7.       GOVERNING LAW
         Except as otherwise restricted by law, this License shall be governed by, and interpreted in accordance with, the laws of the State of Florida of the United States of America. The parties agree that any action relating to this License shall be instituted and prosecuted in the courts of competent jurisdiction of the State of Florida, and each party hereby consents to jurisdiction before the Florida courts.

8.       WAIVER
         No waiver of any right under this License shall be effective unless set forth in writing and signed by a duly authorized representative of the party to be bound. No waiver of any past or present right arising from any breach or failure to perform shall be deemed to be a waiver of any future right arising under this License. All rights, remedies, undertakings, obligations, and agreements contained herein shall be cumulative, and none of them shall be a limitation of any other remedy, right, undertaking, obligation or agreement provided by this Agreement or by law.

9.       SEVERABILITY
         If any provision in this License is invalid or unenforceable, that provision shall be construed, limited, modified or, if necessary, severed, to the extent necessary, to eliminate its invalidity or unenforceability, and the other provisions of this License shall remain in full force.

10.      ENTIRE AGREEMENT
         This License, together with any other written agreements that are entered into simultaneously herewith (including, for example, any Shareholder Agreement and/or Agreement of Limited Partnership agreement of even date herewith), set forth the entire understanding and License between Licensor and Licensee and may be amended only in a writing signed by both parties. No third party is authorized to amend this Agreement in any way.

11.       MARKING
          Licensee agrees to mark all copies and adaptations of the Licensed Product in such a manner as to conform with the marking laws and practice of the country of use (including, for example, by including where appropriate the following copyright notice: "Copyrighted [year] by LexSys Software Corporation-All Rights Reserved.")

12.       EXPORT CONTROLS
          It is understood that Licensor is subject to the United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities

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I
         (including the Arms Export Control Act, as amended, and the Export Administration Act of 1979), and that its obligations hereunder are contingent on compliance with applicable United States export laws and regulations (as now in existence or as may be enacted from time to time). The transfer of certain technical data and commodities may require a license from the controlling agency of the United States Government and/or written assurances by Licensee that Licensee shall not export data or communications to certain foreign countries without prior approval of such agency. Licensor neither represents that a license shall not be required nor that, if required, it shall be issued.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

WITNESS:                                     LEXSYS SOFTWARE CORP.

/s/ Lance Botzek                             By:/s/ Charles Bauman
----------------                               ---------------------
Witness                                          CEO Lexsys 2/7/02

Lance Botzek
------------
Print Name

/s/ Thomas Carracino
Witness

Thomas Carracino
------------
Print Name


                                             PARIS HEALTH SERVICES, LTD.

/s/ Lance Botzek                             By:/s/ Stephen Golding
----------------                               ---------------------
Witness                                          illegible
                                                President of the
Lance Botzek                                    General Partner
------------
Print Name

/s/ Thomas Carracino
Witness

Thomas Carracino
------------
Print Name



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